UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2007, Hologic, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Goldman Sachs & Co. has acted as the representative (collectively, the “Underwriters”), for the issuance and sale by the Company of up to $1.725 billion aggregate original principal amount of its 2.00% Convertible Senior Notes due 2037 (the “Notes”).

Pursuant to Underwriting Agreement, on December 10, 2007, the Company issued and sold $1.725 billion aggregate original principal amount of the Notes, which amount included the exercise in full by the Underwriters of the $225 million overallotment option granted to them by the Company. The Notes are registered under an effective Registration Statement on Form S-3 (Registration No. 333-147784) and were issued pursuant to an Indenture between the Company and Wilmington Trust Company, as Trustee (the “Indenture”) and a First Supplemental Indenture thereto (the “Supplemental Indenture”), both dated December 10, 2007.

The net proceeds from the offering of approximately $1.69 billion, after deducting the underwriters’ discounts and estimated offering expenses of approximately $3.5 million payable by the Company, are being used to repay the Company’s outstanding senior secured indebtedness under its credit facility, including all of the Company’s Term Loan X and Term Loan B2, $1.1 billion and $250 million, respectively, all of which was outstanding immediately prior to the issuance of the Notes, and a pro rata portion of the Company’s $250 million Term Loan B1 and $600 million Term Loan A.

Terms of the Indenture and the Supplemental Indenture are described in the section entitled “Description of the Notes” of the prospectus supplement dated December 4, 2007, filed with the Securities and Exchange Commission by the Company on December 5, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which is incorporated herein by reference. The Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the issuance and sale by the Company of the Notes, as described in Item 1.01 and Item 2.03 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-147784) relating to the Notes: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Indenture (Exhibit 4.1 to this Current Report), and (iii) the Supplemental Indenture (Exhibit 4.2 to this Current Report).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 4, 2007, by and among Hologic, Inc. and Goldman, Sachs & Co., as representative of the several underwriters named therein.

4.1	Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic, Inc..

4.2	First Supplemental Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic, Inc..

99.1	Press Release issued by the Company dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2007

HOLOGIC, INC.

By:  /s/  Glenn P. Muir

        Glenn P. Muir

        Executive Vice President, Finance and Administration,

        Treasurer, Assistant Secretary and Chief Financial

        Officer

EXHIBIT INDEX

Index of Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 4, 2007, by and among Hologic, Inc. and Goldman, Sachs & Co., as representative of the several underwriters named therein.

4.1	Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic, Inc..

4.2	First Supplemental Indenture, dated as of December 10, 2007, by and between Wilmington Trust Company, as Trustee, and Hologic, Inc..

99.1	Press Release issued by the Company dated December 10, 2007.